LINCOLN BENEFIT LIFE COMPANY
A Member of Allstate Financial Group
P.O. Box 80469, Lincoln, Nebraska 68501
PART I - APPLICATION FOR LIFE INSURANCE
                      Section A - PRIMARY PROPOSED INSURED

1. Name (First, Middle, Last)   Birthdate (M/D/Y/)      Height and Weight Ft. In. Lbs.
   Age      Sex         Birth State     Marital Status                    Driver's License #/State            Social Security No.
   Home Address                                                       City                   State            Zip
   How Long?
2. Employer Name                                                        Home Phone                Work Phone
                                                                         (           )            (           )
Employer Address                                                      City                   State            Zip         How Long?

Occupation and Job Duties
Annual Income
         $

3.  Tobacco or nicotine products currently used:          None         Cigarettes     Packs/day           Other

    Used in past 3 years other than above?                No           Yes-Type?
    When Quit?

4.  (a) Primary Beneficiary(ies)**                                     Address

                       Relationship Age SSN/Tax ID # City
                                    State Zip

    (b) Contingent Beneficiary(ies)**                                  Address

    Relationship                    Age            SSN/Tax ID #        City
          State   Zip

**Surviving beneficiaries in the same class (primary or contingent) share equally unless otherwise stated.
                    Section B - ADDITIONAL OR JOINT INSURED
        (If more than one, submit additional copies of Section B.)
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
1. Name (First, Middle, Last) Birthdate (M/D/Y) Height and Weight
                                                    Ft. In. Lbs.
    Age       Sex         Birth State   Marital Status           Driver's License #/State            Social Security No.
    Home Address                                                       City                   State               Zip   How Long?
2.  Employer Name                                                        Home Phone                Work Phone
                                                                         (          )             (           )
    Employer Address                                                   City                   State               Zip   How Long?
    Occupation and Job Duties
Annual Income
            $

3.  Tobacco or nicotine products currently used:        None           Cigarettes       Packs/day         Other

    Used in past 3 years other than above?                No           Yes-Type?
    When Quit?

4.  (a) Primary Beneficiary(ies)**                                     Address

    Relationship                    Age           SSN/Tax ID #         City
State                               Zip

    (b) Contingent Beneficiary(ies)**                                           Address

    Relationship                    Age           SSN/Tax ID #         City
State                               Zip

                   **Surviving beneficiaries in the same class
         (primary or contingent) share equally unless otherwise stated.






                Section C - CHILDREN PROPOSED FOR COVERAGE UNDER
                  CPR (Must be insured's children, adopted children, or stepchildren age 17 or less)

1. Name (First, Middle, Last) Birthdate (M/D/Y) Age Sex


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             Section D - OWNER IF OTHER THAN THE FIRST NAMED INSURED
1. Owner Name (if other than Primary Insured) Relationship Home Phone

(         )                                                            -
    Address                                               City                  State   Zip      SSN/Tax ID#


2. Joint Owner** Contingent Owner** Relationship Home Phone

(         )           -
    Address                                               City                  State   Zip      SSN/Tax ID#

**Check only one. Joint owners have right of survivorship. Contingent owner succeeds to ownership if Primary Owner dies.

                             Section E - THE POLICY

1.  Plan of Insurance                          2.   Face Amount        3.   Planned Premium
                                               $                   $                            4.   Death
Benefit Option:         1         2

5. Premium Mode: Single Annual Semiannual Quarterly Direct Quarterly BOM Monthly
BOM

6.       Optional Coverage:

    Accidental Death Benefit on (Name)                                                            WP or COP  $

    CPR -         1 Unit ($5,000)     2 Units ($10,000)           Other:

    PTR $                             AIR $                           on (Name)

              Section F - OTHER INSURANCE / REPLACEMENT INFORMATION

1. Does anyone proposed for this insurance now have any life insurance or annuity: YesNo

a.   in force or application(s) pending in any company?

     b. which will be replaced, changed or borrowed against because of this application? (Circle applicable policy numbers)

     c. which will be part of a 1035 exchange because of this application?
     (Do not 1035 exchange an annuity to life insurance.)

     If a, b, or c is answered "Yes," give details below and submit appropriate replacement and/or 1035 exchange form(s) and policy illustrations.
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
Person Covered                                                     Person Covered

                           Company Name Company Name

Face Amt.           ADB Amt.        Date/Applied (M/D/Y)          Face Amt.               ADB Amt.
Date/Applied (M/D/Y)

Policy Number                Plan Type                             Policy Number                    Plan Type


Person Covered                                                     Person Covered

                           Company Name Company Name

Face Amt.           ADB Amt.        Date/Applied (M/D/Y)          Face Amt.               ADB Amt.
Date/Applied (M/D/Y)

Policy Number                 Plan Type                            Policy Number                    Plan Type




         Section G - NONPHYSICAL DATA AND TEMPORARY INSURANCE QUALIFIERS

1.  In the past 3 years has anyone proposed for insurance:
    Explain any "yes" answers in Details section on Page 4.

Yes No
a. had 3 or more traffic tickets, been arrested for driving under the influence of drugs or alcohol, or had their driver's license suspended or revoked?

b.   flown as pilot or crew member of any aircraft?

c.   engaged in sky or scuba diving, vehicle racing or mountain climbing?

2. Has anyone proposed for insurance EVER had an application for life insurance declined, postponed, rated or modified?

3.   Are there any proposed insureds who have lived in the U.S. less than 3 years, plan to travel outside the U.S. in the next 2 years or are not U.S. citizens?

4.      In the past 10 years, has anyone proposed for insurance:

a.      been charged with a felony?

b. used, or been arrested for possession, sale or delivery of, illegal drugs?

c. sought or received treatment or advice for use of cocaine, heroin, narcotics, hallucinogens or other mind altering substances not prescribed by a physician?

d. sought or received treatment or advice for coronary artery disease, stroke, AIDS (Acquired Immune Deficiency Syndrome), or been told they have had any of these disorders?

e. been treated for or diagnosed with cancer other than basal cell skin cancer?

Do not submit payment with application if any of questions 4(a) through 4(e) are answered "yes" or not answered.
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                     Section H - HEALTH AND MEDICAL HISTORY
All questions apply to all proposed insureds including children proposed for coverage under CPR. Circle applicable conditions. Explain any "yes" answers in
Details section on Page 4.
1.  Has anyone proposed for insurance EVER been treated for,  had        2. Continued
    any sign or symptom of, or been told that he/she had:
                                                               Yes   No  f. disorder of kidneys, bladder or reproductive   Yes    No
    a.    high blood pressure or any disorder of heart of blood organs? vessels?
                                                                         g. arthritis or disorder of bones, skin or muscle?
    b.    cancer or tumor?
                                                                         3. Other than above, in the past 5 years has anyone
    c.    dependency on or addition to alcohol or any drug?                 proposed for insurance:

2. In the past 10 years, has anyone proposed for                         a. had a checkup, consultation,hospitalization,
    insurance been treated for, had any sign or symptom of,                 illness, surgery, or medical or diagnostic test?
    or been told that he/she had:
                                                                         b. been advised to have a medical consultation,
    a. epilepsy or seizures, disorder of brain or nervous                   diagnostic test, or surgery which has not been
       system, mental or nervous disorder?                                  done?

    b. diabetes, thyroid or glandular disorder?                          4. Other than above, is anyone proposed for insurance
                                                                            currently taking any prescription medication?
    c. asthma, emphysema or other lung disorder?
                                                                         5. Does anyone proposed for insurance have a family
    d. any disorder of digestive tract, liver or pancreas?                  history of heart disorder or cancer beginning before
                                                                            age 60 in any natural parent or sibling?
    e. anemia or other disorder of blood or blood cells?                    (If "Yes" complete table below).

Relative                                             Disorder                        Age at Onset      Age at Death
Age if Living



6.  Primary Physician (Name, First and Last)       Date last seen      Reason                  Result

Address                                                                  City            State    Zip
Phone Number
(         )       -


DETAILS of "Yes" answers in Sections G and H.
Ques. # Date Proposed Insured Symptoms, Diagnosis, Treatment Physician/Facility
Name, Address and Phone



                                     REMARKS

    AGENT REMARKS / ADDITIONAL INFORMATION







    FOR HOME OFFICE ENDORSEMENTS ONLY
    If office corrections have been made, they may be found on the page immediately following the application.



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             SUPPLEMENTAL OTHER INSURANCE / REPLACEMENT INFORMATION
Person Covered                                                     Person Covered

                           Company Name Company Name

Face Amt.           ADB Amt.        Date/Applied (M/D/Y)          Face Amt.               ADB Amt.
Date/Applied (M/D/Y)

Policy Number                Plan Type                             Policy Number                    Plan Type

                      SUPPLEMENTAL BENEFICIARY INFORMATION
    (a) Primary Beneficiary(ies)**                                     Address

       Relationship                         Age           SSN/Tax ID #                  City
State  Zip

    (a) Primary Beneficiary(ies)**                                     Address

       Relationship                         Age           SSN/Tax ID #                  City
State  Zip

    (b) Contingent Beneficiary(ies)**                                           Address

       Relationship                         Age           SSN/Tax ID #                  City
State                                       Zip

    (b) Contingent Beneficiary(ies)**                                           Address

       Relationship                         Age           SSN/Tax ID #                  City
State  Zip

                          SUPPLEMENTAL MEDICAL DETAILS

                                 FRAUD WARNINGS

For Applicants in Arkansas, District of Columbia, Kentucky, Louisiana, Ohio, and
Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties. For Applicants in Colorado: It is unlawful to knowingly provide false, incomplete or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the Company.
Penalties may include imprisonment, fines, denial of insurance or civil damages.
Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

                   PERMIT TO OBTAIN AND DISCLOSE CERTAIN DATA

A. Lincoln Benefit Life Company, its reinsurers, and consumer reporting agencies may get data about my (our) health, occupations, mode of living
     (except as may be related directly or indirectly to sexual orientation), avocations and any other non-medical information. I understand that the information obtained by use of this authorization will be used to determine eligibility for insurance and/or benefits, or for Lincoln Benefit Life
     Company to determine its obligations under the policy issued in connection with this application.
B. Any doctor, practitioner, medical or medically related facility, the Veterans Administration, the Medical Information Bureau, Inc. (MIB, Inc.), viatical settlement company, employer, consumer reporting agency, insurance company or any other person or entity which has such data about me or my children may give such data to Lincoln Benefit Life Company when this permit or a copy of it is shown. All sources by the MIB, Inc., may give such data to agencies to Lincoln Benefit Life Company has hired to retrieve the information.
C. Any request by Lincoln Benefit Life Company for medical records is on my behalf; the information must be provided within any requirements imposed by applicable state statutes governing patient access to medical records.
D. Data about mental illness, alcoholism, sexually transmitted diseases, and the use of drugs are to be included.
E. Lincoln Benefit Life Company or its reinsurers may make a brief report about me or my children to the MIB, Inc.
F.   This permit is good for 30 months after it is signed.
G.   Lincoln Benefit Life Company may obtain an investigative consumer report
     ("inspection report") on me.

         I want to be interviewed if such a report is obtained.

H. I have read this permit and know I may request a copy of it. I also have received the NOTICE REGARDING MIB, INC., NOTICE UNDER THE FAIR CREDIT
    REPORTING ACT and INSURANCE INFORMATION PRACTICES.

                                  DECLARATIONS

A. I (each undersigned) declare that all answers written on this application are full and correct to the best of my knowledge and belief. Except in Maine, Missouri, Oregon, and South Carolina, Lincoln Benefit Life Company is not presumed to know any information not in this application.
B. Lincoln Benefit Life Company may add to or correct the Application in the space "For Home Office Endorsements Only" on an addendum page immediately following the application. Any changes are agreed to if the policy issued is accepted by me (us), but written agreement will be obtained from me for any change in insurance amount, plan, benefits, payment class or age at issue.
    (In West Virginia and Pennsylvania, written consent will be obtained for any changes.)
C.   Insurance will start only as provided in the Receipt and Temporary
     Insurance Agreement issued in connection with this application. If no receipt is issued, or if insurance under it has stopped and not started again, no insurance will start by reason of the application until the policy is delivered and the first payment is accepted by Lincoln Benefit
     Life Company. In this case, the insurance will start when the policy is delivered and the first premium paid in full. No insurance will start if at that time the health of all proposed insureds is not as described in the application.
D. I acknowledge that I have read and understand this application, including the notices regarding the Fair Credit Reporting Act, MIB and Insurance
     Information Practices. I acknowledge receipt of these notices.
E. Only an officer of Lincoln Benefit Life Company may change this application or waive a right or requirement. No agent may do this.

ALL QUESTIONS WERE ASKED OF ME AND, IF APPLCIABLE, THE ADDITIONAL/JOINT INSURED
AND PARENT(S) OF ANY CHILDREN LISTED ON THIS APPLICATION. I (WE) HAVE READ ALL
INFORMATION BEFORE SIGNING.

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

                                                                   X
SIGNED AT (City, State)                     DATE (M/D/Y)           SIGNATURE OF PRIMARY PROPOSED INSURED


X                                                                  X
SIGNATURE OF AGENT                                                 SIGNATURE OF ADDITIONAL/JOINT INSURED


X                                                                  X
SIGNATURE OF OWNER                                                 SIGNATURE OF PARENT (If ANY insured under age
15)


X
TITLE IF OWNER IS A BUSINESS OR OTHER ORGANIZATION

                              FINANCIAL INFORMATION
1.   Complete if face amount > $250,000 or primary proposed insured is age 65 or older.  Data pertains to primary proposed insured, if

    insurance need based on his/her finances, otherwise to:     spouse       primary and spouse jointly     other

     a) Net Worth Calculation b) Total Income Calculation c) Source of this information?

         Assets       $                          Earned Income$            Client

         Liabilities  $                          Unearned Income     $                           Client's CPA

         New Worth    $                          Total Income        $                           My best estimate

     d)  If face amount > $4,999,999, CPA-prepared personal financial statements is    provided     available on
     request

2. Complete for all business insurance cases (buy-sell, key person, etc).

     a) Product/service sold b) Year started c) PI's ownership %

     Yes No
     d) Any pending reorganization, acquisition, merger or expansion of this business?

e) Has this business ever been subject to bankruptcy proceedings?

f) Are there any comparable owners/officers who are not being similarly insured?

g)       Business Equity (book value)            h)  Last Year's net Income (loss)           i)  Source of this
         information?

         Assets       $                          Gross Revenue$                              Client

         Liabilities  $                          Expenses            $                           Financial
         Statement

         Equity       $                          Net Income (loss)   $                           My best estimate

    j) Fair Market Value and how determined $

    k) Does the business have a web site? No Yes - give address:

l) If fact amount $3,000,000 or more, please submit most recent financial statement for the business.

                       Explanations, Special Instructions






























                                  AGENT REPORT
                                                              Yes    No
1.   Is the proposed insured related to you?

2. Are there any proposed insureds whom you did not see when you took the application?

3. To your knowledge, will the policy applied for replace any existing insurance or annuity?

4.   What is the purpose of the insurance?

5.   How long and how well have you known the primary proposed insured?

6. Have LBL's age/amount medical requirements been ordered? Yes No N/A 7. Rate class quoted?

8. To the best of your knowledge, do all proposed insureds meet LBL's published requirements for the rate class(es) quoted? Yes No

9. If primary proposed insured under age 18, how much life insurance is in force on:

         Father  $                             Mother  $             Siblings  $

10. If the primary proposed insured is a nonemployed spouse, how much life insurance does the employed spouse have? $

                       Explanations, Special Instructions




















Printed Name(s) of Agent(s)           Comm. %        Agent No(s).          Phone                              Fax
and E-mail

                                                                           (        )                     (        )




                                                                           (        )                     (        )




Date




Agent Signature




Joint Agent Signature




                          LINCOLN BENEFIT LIFE COMPANY
                    P. O. Box 80469, Lincoln, Nebraska 68501
            RECEIPT AND TEMPORARY INSURANCE AGREEMENT (Referred to as
                                  "Agreement")

o All checks must be made payable to the company. Do not make checks payable to the agent or leave the payee blank.
o Do not submit money or give receipt of any of questions 4(a) through 4(e) in Section G are answered "Yes" or not answered.

$                                              has been received from

as a payment for the life insurance on (Insured/Additional/Joint Insured)

applied for on this date, except as limited in the Amount of Insurance section below.

            NO INSURANCE WILL TAKE EFFECT EXCEPT AS DESCRIBED BELOW.

When Temporary Insurance Starts

If payment has been accepted by us and Part I of the application has been completed on or before the date of this Agreement, temporary insurance under this Agreement will start on the later of: (1) the date of the Agreement; or (2) the date the last medical exam is completed.

When Temporary Insurance Will Stop

Temporary insurance under this Agreement will stop on the first of the dates below:
1. The date we write to the Owner that we have stopped considering the application. We have the absolute right to so stop.
2. The date we advise the Owner that a medical exam is required, in which event insurance will stop with respect only to the person(s) required to a medical exam. Insurance under this Agreement will start again for the person(s) when the last of the required medical exams is done. We have the absolute right to require such medical exams.
3. The date we agree to issue the coverage as applied for in the application. The insurance will then be provided by the policy.
4. The date we offer to issue insurance other than as applied for in the application. We will refund all payments for which this Agreement was given if we stop considering the application. If payment was made by credit card, we will refund through the credit card, except in Alabama, California, New Hampshire, and South Carolina.

                           Continued on reverse side.


AGENT:  This special notice MUST be detached and given to the Proposed Insured.

NOTICE REGARDING MIB

Information regarding insurability will be treated as confidential. We or our reinsurer(s) may make a brief report to the Medical Information Bureau, Inc. (M.I.B.). M.I.B. is a non-profit membership organization of life insurance companies. M.I.B. operates an information exchange on behalf of its members. If you apply to another M.I.B. member for life or health insurance, or a claim for benefits is submitted to such a company, the M.I.B. may supply such company with the information in its file. Upon receipt of a request from you, the M.I.B. will arrange disclosure of any information it may have in your file. If you question the accuracy of information in the M.I.B.'s file, you may contact M.I.B. and seek a correction in accordance with the Federal Fair Credit Reporting Act. The address of the M.I.B.'s information office is Post Office Box 105, Essex Station, Boston, Massachusetts 02112. Its telephone number is (617) 426- 3660. We or our reinsurer(s) may also release information in our file to other life companies to whom you may apply for life or health insurance or to whom a claim for benefits may be submitted.

INSURANCE INFORMATION PRACTICES

    We will rely primarily on the information you give us. We may also get information from other sources, such as doctors and other medical professionals who have treated you. In some cases, we may ask a consumer reporting agency to gather information and send us an investigative consumer report as explained in the Notice Under the Fair Credit Reporting Act below. You may ask to be interviewed as part of the preparation of any such report.
    In certain limited circumstances, we are allowed by law to disclose necessary items of personal information to third parties without your specific authorization.
    You have the right to be told about, and to see and copy, items of personal information about you that appear in our files, including information contained in investigative consumer reports. You also have the right to seek correction of information you believe to be inaccurate.
    We will send you a more detailed explanation of our information practices if you send us a written request. You may send your request to Underwriting Department, Lincoln Benefit Life Company, P.O. Box 80469, Lincoln, Nebraska 68501.

                           Continued on reverse side.


              RECEIPT AND TEMPORARY INSURANCE AGREEMENT (continued)


Amount of Insurance

    If temporary insurance under this Agreement is in effect, it will have the same benefits, provisions, and limitations and be for the same amount as the plan applied for. But we will provide no more than a combined total of $1,000,000 of temporary life insurance and accidental death benefit on any one life under this and any other Temporary Insurance Agreements.



Conditions Under Which There Is No Coverage

1. If any of questions 4(a) through 4(e) in Section G are answered "Yes" or not answered, no insurance is provided by this Agreement.
2. If in the answers in the application, there is any fraud or misrepresentation material to our acceptance of the risk, then no insurance starts under this Agreement. We will pay only a refund of all payments made.
3. If a person proposed for this insurance dies by suicide while sane or self-destruction while insane, we will pay only a refund of all payments made for that person's insurance. Temporary insurance will continue on all other proposed insureds whose coverage is not contingent on the insurance of the person who died. We may offer to issue insurance other than as applied for in the application on any person(s) proposed for this insurance.
4. No insurance starts under this Agreement if no payment is received, if a check or draft given as payment is not honored by the bank, or, in the case of a credit card payment, if the charge is refused by the credit card issuer.

No one can waive or change any of the terms of this Agreement.












Date                                  Agent Name:


Agent Number:













                   NOTICE UNDER THE FAIR CREDIT REPORTING ACT

    In compliance with the Fair Credit Reporting Act, you are hereby notified that an investigative consumer report may be made. This would be by personal interviews with neighbors, friends, associates, or other persons. This will concern the character, general reputation, personal characteristics and mode of living (except as may be related to sexual orientation) of any person proposed for insurance. You may obtain additional information concerning the nature and scope of this investigation, and a written summary of your rights under the Fair Credit Reporting Act, by contacting our Home Office. Our address is Lincoln Benefit Life Company. P. O. Box 80469, Lincoln, Nebraska 68501. Upon your written request, you will be informed whether or not an investigation was made by us. If so, you will receive the name and address of the consumer reporting agency involved. You may inspect and review a copy of the Investigative Consumer Report by contacting the consumer reporting agency.








      AGREEMENT FOR PRE-AUTHORIZED METHOD (NOT TRANSFERABLE OR NEGOTIABLE)

LINCOLN BENEFIT LIFE COMPANY          ID NUMBER 47-0221457       AGENT:  Provide
                                                              Voided Blank Check

    I (We) hereby authorize (a) LINCOLN BENEFIT LIFE COMPANY to initiate debit entries to my (our) account indicated below to pay the premiums, and other charges, due on any insurance policy issued pursuant to the application which accompanies this statement, and (b) the Financial Institution named below (INSTITUTION) to debit my (our) account for such amount.

INSTITUTION


ADDRESS                                                                     CITY
STATE



ACCOUNT HOLDER NAME:                                            Policy Number:


TRANSIT/ABA #


ACCOUNT #


    The term "debit entry" shall include charges to my (our) account by orders initiated by electronic means, checks, drafts or any other order. I agree that a photographic copy of this agreement shall be as valid as the original.
    I (we) have the right to stop payment of a debit entry by giving notice to INSTITUTION in such time as to afford INSTITUTION a reasonable opportunity to act prior to charging my (our) account. After my (our) account has been charged. I (we) have the right to have the amount of an erroneous debit immediately credited to such account by INSTITUTION up to 15 days following issuance of statement or 45 days after posting, whichever comes first.
    INSTITUTION'S treatment of each account debit, check draft or other order initiated by LINCOLN BENEFIT LIFE COMPANY, and its rights with respect to it will be the same as if it were signed personally by me (us). If any such debit entry is dishonored for any reason, INSTITUTION will not be under any liability even though dishonor results in the forfeiture of insurance.
    In addition, I (we) have read, fully understand and also agree to the provisions on the reverse side of this form.




                      (Depositor) (Joint Depositor, if any)



            (Date) Owner, if other than Depositor or Joint Depositor)


    IT IS UNDERSTOOD THAT ALL DEBIT ENTRIES INITIATED BY LINCOLN BENEFIT LIFE COMPANY PURSUANT TO THE AGREEMENT BELOW SHALL BE SUBJECT TO THE FOLLOWING
PROVISIONS:

    This Agreement shall not be effective until accepted by LINCOLN BENEFIT LIFE COMPANY.

    LINCOLN BENEFIT LIFE COMPANY may initiate an entry that is larger than the next previous entry, or may change the date of the billing cycle, providing LINCOLN BENEFIT LIFE COMPANY tells me (either or us) in writing about the increase or the new date at least ten (10) days before charging the larger amount to my (our) account or making the first entry to be affected by the new date.

    LINCOLN BENEFIT LIFE COMPANY will not send premium notices. Periodic statements, cancelled checks or other orders received by me (either of us) from INSTITUTION will be my (our) receipt.

    This Agreement will end when (a) LINCOLN BENEFIT LIFE COMPANY or INSTITUTION receives a written request from me (either of us) to end it, or (b) when LINCOLN BENEFIT LIFE COMPANY or INSTITUTION sends me (either of us) written notice ten
(10) days prior to LINCOLN BENEFIT LIFE COMPANY'S or INSTITUTION'S termination of the Agreement.

    This Agreement may be ended automatically by LINCOLN BENEFIT LIFE COMPANY if any debit entry has been refused by INSTITUTION because of insufficient funds in my (our) account.

    If the Agreement ends for any reason, all premiums due will become directly payable to LINCOLN BENEFIT LIFE COMPANY by me (us) until another payment plan is agreed to in writing.

SUPPLEMENT TO APPLICATION FOR
CONSULTANT ACCUMULATOR AND CONSULTANT PROTECTOR
FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
Lincoln Benefit Life Company
P. O. Box 80469, Lincoln, NE  68501-0469



    Proposed Primary Insured


    PREMIUM ALLOCATION (WHOLE PERCENTAGES ONLY):

    Alger American Fund
    Plan        Lump
    Premium     Sum
         %          %   Alger American Growth Portfolio - Class O
         %          %   Alger American Leverage AllCap Portfolio - Class O
         %          %   Alger American MidCap Growth Portfolio - Class O

    AIM Variable Insurance Funds
    Plan        Lump
    Premium     Sum
         %          %   AIM V.I. Dent Demographic Trends Fund - Series I

    Fidelity Variable Insurance Products Fund
    Plan        Lump
    Premium     Sum
         %          %   Fidelity VIP Overseas Portfolio - Initial Class
         %          %   Fidelity VIP Equity-Income Portfolio - Initial Class
         %          %   Fidelity VIP Contrafund Portfolio - Initial Class
         %          %   Fidelity VIP Growth Portfolio - Initial Class
         %          %   Fidelity VIP Investment Grade Bond Portfolio - Initial
                        Class
    Janus Aspen Series
    Plan        Lump
    Premium     Sum
         %          %   Janus Aspen Series Global Value Portfolio - Service
                        Class
         %          %   Janus Aspen Series Worldwide Growth Portfolio - Service
                        Class
         %          %   Janus Aspen Series Balance Portfolio - Service Class

    Lazard Retirement Series, Inc.
    Plan        Lump
    Premium     Sum
         %          %   Lazard Retirement Emerging Markets Portfolio

LSA Variable Series Trust
Plan          Lump
Premium  Sum
      %         %  LSA Basic Value Fund (AIM)
      %         %  LSA Value Equity Fund (Salomon Brothers)
      %         %  LSA Mid Cap Value Fund (Van Kampen)
      %         %  LSA Diversified Mid-Cap Fund (Fidelity)
      %         %  LSA Emerging Growth Equity Fund (RS Investment)
      %         %  LSA Balanced Fund (OpCap)
      %         %  LSA Blue Chip Fund (AIM)
      %         %  LSA Disciplined Equity Fund (J.P.Morgan)
      %         %  LSA Growth Equity Fund (Goldman Sachs)
      %         %  LSA Capital Appreciation Fund (Janus)
      %         %  LSA Focused Equity Fund (Van Kampen)
      %         %  LSA Aggressive Growth Fund (Van Kampen)

MFS Variable Insurance Trust
Plan          Lump
Premium       Sum
      %         %  MFS New Discovery Series - Initial Class
      %         %  MFS Utilities Series - Initial Class

OCC Accumulation Trust
Plan          Lump
Premium       Sum
      %         %  OCC Small Cap Portfolio
      %         %  OCC Science and Technology Portfolio

Oppenheimer Variable Account Funds
Plan          Lump
Premium       Sum
      %         %  Oppenheimer Main Street Small Cap Fund/VA - Initial Class

Panorama Series Fund, Inc.
Plan          Lump
Premium       Sum
      %         %  Oppenheimer International Growth Fund/VA - Initial Class

    PIMCO Variable Insurance Trust
    Plan        Lump
    Premium     Sum
         %          %   PIMCO Total Return Portfolio
         %          %   PIMCO Foreign Bond Portfolio
         %          %   PIMCO Money Market Portfolio

    Putnam Variable Trust
    Plan        Lump
    Premium     Sum
         %          %   Putnam VT International Growth and
                        Income Fund - Class IA
         %          %   Putnam VT High Yield Fund - Class IA

    Rydex Variable Trust
    Plan        Lump
    Premium     Sum
         %          %   Rydex Sector Rotation Fund

    Salomon Brothers Variable Series Funds, Inc.
    Plan        Lump
    Premium     Sum
         %          %   Salomon Brothers Variable Capital Fund

    Scudder Variable Series I
    Plan        Lump
    Premium     Sum
         %          %   Scudder Balanced Portfolio

Scudder VIT Funds
Plan          Lump
Premium  Sum
      %         %  Scudder VIT Equity 500 Index - Class A
      %         %  Scudder VIT Small Cap Index - Class A
      %         %  Scudder VIT EAFE Equity Index - Class A

T. Rowe Price Equity Series, Inc. Plan Lump Premium Sum
      %         %  T. Rowe Price Equity Income Portfolio

Universal Institutional Funds, Inc.
Plan          Lump
Premium       Sum
      %         %  Van Kampen UIF High Yield Portfolio
      %         %  Van Kampen UIF US Real Estate
                   Portfolio

Van Kampen Life Investment Trust
Plan          Lump
Premium       Sum
      %       % Van Kampen LIT Growth and Income Portfolio - Class I

Fixed Account
Plan          Lump
Premium       Sum
      %         %

    For Applicants in Arkansas, District of Columbia, Kentucky, Louisiana, Maine, New Mexico, Ohio, Pennsylvania, and Tennessee: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

    For Applicants in Colorado: It is unlawful to knowingly provide false, incomplete or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the Company. Penalties may include imprisonment, fines, denial of insurance, or civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

    For Applicants in New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

I understand that THE AMOUNT AND DURATION OF THE DEATH BENEFIT MAY VARY UNDER SPECIFIED CONDITIONS. POLICY VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE SEPARATE ACCOUNT. ILLUSTRATIONS OF BENEFITS, INCLUDING DEATH BENEFITS, POLICY VALUES, AND CASH SURRENDER VALUES ARE AVAILABLE UPON REQUEST.

    The undersigned represent that I/we have received a current prospectus for the contract and that all statements and answers on this Supplement to Application are made part of the application and that such are complete and correctly recorded to the best of my/our knowledge and belief.


                                                       Date
    Signature of Owner



    Witness                                            Registered Representative

    DOLLAR COST AVERAGING/PORTFOLIO REBALANCING:


Select only one. You may not use Dollar Cost Averaging and Portfolio Rebalancing at the same time.

             Dollar Cost Averaging (DCA)                                            Portfolio Rebalancing (PR)
    Please dollar cost average in the amount of $                             Please rebalance in the percentages specified below:

    ($100 minimum transfer) from                                              Frequency:         Monthly           Semiannual

    Source Subaccount (only one Source Subaccount may                                            Quarterly         Annual

    be chosen) to the following Subaccounts (eight maximum)

    dollar amounts only:

    Frequency:        Monthly        Quarterly      Annual


    Alger American Fund
      DCAPR
    $               %Alger American Growth Portfolio - Class O
    $               %Alger American Leverage AllCap Portfolio - Class O
    $               %Alger American MidCap Growth Portfolio - Class O

    AIM Variable Insurance Funds
      DCAPR
    $               %AIM V.I. Dent Demographic Trends Fund - Series I

    Fidelity Variable Insurance Products Fund
      DCAPR
    $               %Fidelity VIP Overseas Portfolio - Initial Class
    $               %Fidelity VIP Equity-Income Portfolio - Initial Class
    $               %Fidelity VIP Contrafund Portfolio - Initial Class
    $               %Fidelity VIP Growth Portfolio - Initial Class
    $               %Fidelity VIP Investment Grade Bond Portfolio - Initial
                     Class
    Janus Aspen Series
      DCAPR
    $               %Janus Aspen Series Global Value Portfolio - Service Class
    $               %Janus Aspen Series Worldwide Growth Portfolio -Service
                     Class
    $               %Janus Aspen Series Balanced Portfolio Portfolio - Service
                     Class

    Lazard Retirement Series, Inc.
      DCAPR
    $               %Lazard Retirement Emerging Markets Portfolio



LSA Variable Series Trust
     DCA PR
   $              %LSA Basic Value Fund (AIM)
   $              %LSA Value Equity Fund (Salomon Brothers
   $              %LSA Mid Cap Value Fund (Van Kampen)
   $              %LSA Diversified Mid-Cap Fund (Fidelity)
   $              %LSA Emerging Growth Equity Fund (RS Investment)
   $              %LSA Balanced Fund (OpCap)
   $              %LSA Blue Chip Fund (AIM)
   $              %LSA Disciplined Equity Fund (J.P. Morgan)
   $              %LSA Growth Equity Fund (Goldman Sachs)
   $              %LSA Capital Appreciation Fund (Janus)
   $              %LSA Focused Equity Fund (Van Kampen)
   $              %LSA Aggressive Growth Fund (Van Kampen)

MFS Variable Insurance Trust
     DCA PR
   $              %MFS New Discovery Series - Initial Class
   $              %MFS Utilities Series - Initial Class

OCC Accumulation Trust
     DCA PR
   $              %OCC Small Cap Portfolio
   $              %OCC Science and Technology Portfolio

Oppenheimer Variable Account Funds
     DCA PR
   $              %Oppenheimer Main Street Small Cap Fund/VA - Initial Class

Panorama Series Fund, Inc.
     DCA PR
   $              %Oppenheimer International Growth Fund/VA - Initial Class


   PIMCO Variable Insurance Trust
      DCAPR
    $               %PIMCO Total Return Portfolio
    $               %PIMCO Foreign Bond Portfolio
    $               %PIMCO Money Market Portfolio

    Putnam Variable Trust
      DCAPR
    $               %Putnam VT International Growth and Income Fund - Class IA
    $               %Putnam VT High Yield Fund - Class IA

    Rydex Variable Trust
      DCAPR
    $               %Rydex Sector Rotation Fund

    Salomon Brothers Variable Series Funds, Inc.
      DCAPR
    $               %Salomon Brothers Variable Capital Fund

    Scudder Variable Series I
      DCAPR
    $               %Scudder Balanced Portfolio

Scudder VIT Funds
     DCA PR
   $              %Scudder VIT Equity 500 Index - Class A
   $              %Scudder VIT Small Cap Index - Class A
   $              %Scudder VIT EAFE Equity Index - Class A

   T. Rowe Price Equity Series, Inc. DCA PR
   $              %T. Rowe Price Equity Income Portfolio

Universal Institutional Funds, Inc.
     DCA PR
   $              %Van Kampen UIF High Yield Portfolio
   $              %Van Kampen UIF US Real Estate Portfolio

Van Kampen Life Investment Trust
     DCA PR
   $              %Van Kampen LIT Growth and Income Portfolio - Class I

Fixed Account
     DCA PR
   $              %

   TRANSFER AUTHORIZATION:


        I authorize Lincoln Benefit Life Company ("LBL") to act upon the written or telephone instructions from the person named below to 1) change the allocation of payments and deductions between and among the sub-accounts; and
   2) transfer amounts among the sub-accounts. Neither LBL nor any person authorized by us will be responsible for any claim, loss, liability, or expense in connection with such transfer authorization if LBL, or its employees, acts upon transfer instructions in good faith. LBL may establish procedures to determine the proper identification of the person requesting the transfer.


   Name and Relationship of Authorized Person:


   Name                                            SS#


   Relationship


   Signature of Owner                              Date